CONFIDENTIAL

INDEMNITY REINSURANCE AGREEMENT

Between

STANDARD SECURITY LIFE

INSURANCE COMPANY OF NEW YORK

NEW YORK, NY

 (hereinafter referred to as the "Ceding Company")

and

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

RYE BROOK, NY

(hereinafter referred to as the "Reinsurer")

TREATY # ______________

 ANNUITY  COINSURANCE

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TABLE OF CONTENTS

ARTICLES

I.

PREAMBLE

II.

PURPOSE

III.

INDEMNITY REINSURANCE COVERAGE

IV.

POTENTIAL ASSUMPTION

V.

DURATION OF RISK

VI.

CONSIDERATIONS

VII.

BENEFIT PAYMENTS

VIII.

ACCOUNTING AND SETTLEMENT

IX.

ARBITRATION

X.

INSOLVENCY

XI.

TERMINATION

XII.

GENERAL PROVISIONS

XIII.

REPRESENTATIONS AND WARRANTIES OF REINSURER

XIV.

REPRESENTATIONS AND WARRANTIES OF CEDING COMPANY

XV.

CONFIDENTIALITY

XVI.

EXECUTION AND EFFECTIVE DATE

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SCHEDULES

A.

POLICIES AND RISKS REINSURED

B.

NOTICES

EXHIBITS

A.

FORM OF SECURITY AND

 COLLATERAL AGENCY AGREEMENT

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ARTICLE I

PREAMBLE

1.01

Parties to the Agreement.

a.

This is a coinsurance agreement for indemnity reinsurance (this “Agreement”) solely between Standard Security Life Insurance Company of New York (the “Ceding Company” having NAIC #69078) of New York, New York, and First Security Benefit Life Insurance And Annuity Company of New York, of Rye Brook, New York (the “Reinsurer” having NAIC #60084), collectively referred to as the “Parties.”

b.

The acceptance of risks under this Agreement creates no right or legal relationship between the Reinsurer and the annuitant, certificate owner or beneficiary of any annuity or other insurance certificate of the Ceding Company.

c.

The Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and assigns.

1.02

Compliance.  This Agreement applies only to the issuance of annuities by the Ceding Company in a jurisdiction in which it is properly licensed.   The Ceding Company and the Reinsurer each represents that, to the best of its knowledge, it is in compliance with all state and federal laws applicable to the business reinsured under this Agreement. In the event that either party is found to be in non-compliance with any law material to this Agreement, the Agreement will remain in effect and the non-compliant party will indemnify the other party for any direct loss the other party suffers as a result of the non-compliance, and will seek to remedy the non-compliance.

1.03

Construction.

  This Agreement will be construed in accordance with the laws of the State of New York, without regard to its conflicts of laws rules.

1.04

Entire Agreement.  This Agreement, including any attached schedules or exhibits, constitutes the entire agreement between the parties with respect to the business reinsured

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hereunder and supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement. Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by both parties.  Any such amendment may be in the form of an addendum or correspondence, includes documents sent and signed by both parties via e-mail or facsimile, and will be regarded as part of this Agreement, equally binding on the parties.

1.05

Severability.  If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

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ARTICLE II

PURPOSE

2.01

Annuities and Risks Reinsured.

a.

Subject to the terms and conditions of this Agreement, the Ceding Company hereby transfers, assigns and cedes on a coinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and reinsures on an indemnity reinsurance basis, the quota share percentage (“Quota Share Percentage”, as set forth in Section 6.07) of the policy liabilities regarding the Policies, as of the Effective Date stated in Section 3.02, based upon or arising out of the Policies on or after the Effective Date; provided, however, that the Reinsurer shall not be liable for any Extracontractual Damages or Loss Adjustment Expenses (in each case, as defined in Section 12.02).

b.

Only the annuities and the riders attached to those annuities, as identified in Schedule A (collectively referred to as “Policies”), are reinsured under this Agreement.  The Policies reinsured under this Agreement shall also include any contracts issued upon the annuitization of a Policy (other than an Assumed Policy (as defined in Section 4.01 below)) after the Effective Date, with the reinsurance hereunder becoming effective with respect to any such contract as of the time it is written by the Ceding Company, but no earlier than the Effective Date.

c.

Except as described in b. above, riders providing additional benefits are not reinsured under this Agreement.

2.02

Purpose of Agreement.

a.

The purpose of this Agreement is to provide for indemnity reinsurance by the Reinsurer of the Quota Share Percentage of the interest of the Ceding Company in the Policies and to provide for certain matters with respect to the administration and servicing of the Policies.

b.

It is the intent of the parties that the Reinsurer's financial results on the Policies shall be limited to only the experience of the Policies as determined in accordance with the

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provisions hereof. The parties shall have no other recourse against the other for payments other than those amounts specifically allowed for herein.

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ARTICLE III

INDEMNITY REINSURANCE COVERAGE

3.01

Cession.  As of the Effective Date, the Ceding Company hereby cedes and the Reinsurer hereby accepts by reinsurance, on a coinsurance basis as described in Section 3.03 below, the Policies.  The Reinsurer agrees that the terms of the reinsurance shall allow the Ceding Company to receive reserve credit under applicable law, and Reinsurer shall take best efforts to ensure that the Reinsurer remains licensed in the State of New York so that the Ceding Company will be eligible to receive such reserve credit.  In the event the Ceding Company is not able to receive reserve credit under applicable law for any reason, the Ceding Company, upon giving written notice to the Reinsurer, may immediately recapture all the Policies that are not Assumed Policies.  The parties agree to waive the notification period for a recapture subject to this provision.

3.02

Effective Date.  The reinsurance under this Agreement shall become effective as of 12:01 a.m. Eastern Time on January 26, 2012 (the “Effective Date”).

3.03

Coinsurance.  The form of reinsurance shall be coinsurance, in each case for the applicable Quota Share Percentage.  The obligations of the Reinsurer shall be subject to the same terms and conditions as provided in the Policies between the Ceding Company and the certificate owners.

3.04

Misstatement.  In the event that the amount of liability provided by any Policy is increased or reduced because of a misstatement of age or sex, or any other material fact, the reinsurance hereunder shall increase or reduce proportionately.  Otherwise, the amount of reinsurance under this Agreement shall be maintained in force without reduction, so long as the amounts of insurance carried by the Ceding Company with respect to Policy owners and certificate owners remain in force without reduction.

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ARTICLE IV

POTENTIAL ASSUMPTION

4.01

Potential Assumption.  The Reinsurer and the Ceding Company may agree that the Reinsurer shall seek to assume the Policies.  Any such agreement regarding assumption shall be subject to further written agreement of the Parties and all assumptions thereunder shall be subject to receipt of all applicable consents and approvals from regulatory authorities and other applicable parties and satisfaction of all applicable notice and other regulatory requirements imposed under applicable laws. Any Policies so assumed are referred to herein as “Assumed Policies.”

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ARTICLE V

DURATION OF RISK

5.01

Duration. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

5.02

Reinsurer's Liability.  The liability of the Reinsurer with respect to any Policy will begin simultaneously with that of the Ceding Company, but not prior to the Effective Date of this Agreement.  The Reinsurer's liability with respect to any Policy hereunder will end on the date the Ceding Company's liability on such Policy has ended, unless this Agreement is terminated earlier or such Policy is recaptured by the Ceding Company.

5.03

Recapture.

a.

The Policies are eligible for recapture commencing with the 15th anniversary of the Effective Date or per the recapture provisions cited under Sections 3.01, 10.03 and 11.03 hereof, and provided the Ceding Company has provided the Reinsurer with 30 days advance written notice of its intent to recapture such policies, except that any such notice given within forty-five (45) days of the close of any calendar year shall be effective as of January 1, of the following calendar year.

b.

In the event the Ceding Company elects to recapture the Policies, as provided above, then such recapture shall apply to all Policies which have not become Assumed Policies and be subject to the provisions of Article XI.

c.

Furthermore, the Ceding Company may recapture any such policies as specifically provided for in Article XI with any and all appropriate notices as may be contained therein.

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ARTICLE VI

CONSIDERATIONS

6.01

Premiums.  The Ceding Company shall remit the Quota Share Percentage of all premiums collected on the Policies from and after the Effective Date within fifteen (15) business days of the end of each calendar month to the Reinsurer as part of the monthly settlement contained herein.

6.02

Commission Allowance.  The Reinsurer shall pay to the Ceding Company its share of  the actual commissions earned from and after the Effective Date of this Agreement on the Policies by the Ceding Company's agents based on the current commission schedules in force as of the Effective Date of this Agreement; provided that, if any Policies become Assumed Policies, the Reinsurer shall pay any commission liabilities due and owing on such Assumed Policies directly to the agents entitled to receive such commissions.  The Ceding Company shall pay or credit to the Reinsurer the Quota Share Percentage of all return commissions or commission adjustments paid by the Ceding Company’s agents pursuant to such commission schedules for each calendar month as part of the monthly settlement contained herein. No increases to such commission schedules shall be reimbursable hereunder, without the express written consent of the Reinsurer.

6.03

Premium Tax and Guaranty Fund Assessment Reimbursement.  The Reinsurer shall directly reimburse the Ceding Company the Reinsurer's portion of any and all premium taxes assessed the Ceding Company, for such Policies, by any state, county, parish, or municipal authority. The Reinsurer shall also directly reimburse the Ceding Company the Reinsurer’s portion of any guaranty fund assessments paid by the Ceding Company for insolvencies that occur after the Effective Date.

6.04

Income Tax Reimbursement.  The Ceding Company and the Reinsurer agree to remain liable for their respective Federal Income Tax liabilities, including any Section 848 "DAC" taxable income that may be incurred by the reinsurance of the Policies by the Reinsurer.

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6.05

Administration.

a.

The Ceding Company shall initially provide all administration for the Policies.  Until the Ceding Companies has ceased administering the Policies as described in Section 6.05(b), the Reinsurer shall pay the Ceding Company on a monthly basis as described in Section 8.03 an administrative servicing fee in an amount equal to $12,500.

b.

Within three (3) months after such time (if any) as Assumed Policies first represent at least sixty percent (60%) of the number of Policies reinsured under this Agreement as of the Effective Date, the Reinsurer shall assume all servicing and administration for all Policies.  The Ceding Company shall cooperate in the transition of servicing and administration.

6.06

Reserves.

a.

The Ceding Company shall transfer cash assets equal to the aggregate fund value of the Policies as of the Effective Date into the pledged custody account created by the Reinsurer as soon as practicable following the establishment of such account as contemplated in Section 6.08.  Until such time as assets are so transferred, the Ceding Company shall maintain such assets on a funds-withheld basis within a segregated custody account, and shall provide promptly such information regarding such assets as may be reasonably requested by the Reinsurer.

b.

The Ceding Company and the Reinsurer shall each be responsible for maintaining any additional reserve indicated by applicable cash-flow testing analysis required under applicable law (including, without limitation, New York State insurance law and regulations).

6.07     Quota Share Percentage.   The Quota Share Percentage for a Policy shall equal 100%.

6.08

Custody Account.

The Reinsurer shall establish a pledged custody account for the benefit of the Ceding Company to hold assets supporting the Reserves as defined in Section 12.01 as soon as practicable following the Effective Date. The assets held in this custody account

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shall have an admitted asset value (as determined under New York law) equal to or greater than the Reserves described in Section 12.01 with respect to all Policies that are not Assumed Policies.  The terms of the custody agreement shall be substantially in the form of the Security and Collateral Agency Agreement attached hereto as Exhibit A.

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6.09

Co-Insurance Closing.

a. The closing of the transactions with respect to co-insurance hereunder shall take place within three business days after the satisfaction of the conditions precedent to closing set forth in subsection (b)(1) below at the offices of the Ceding Company, or at such other date, time, and location as the Ceding Company and the Reinsurer shall agree (the date of such closing, the “Closing Date”), so long as the other conditions are satisfied at such time.

b. Conditions Precedent to Closing.

1. All federal and state regulatory approvals with respect to this Agreement and any retrocession agreement with a Controlled Affiliate (as contemplated in Section 12.04(c)) shall have been obtained.  Each party agrees to use its best efforts to obtain such regulatory approvals.

2. All representations and warranties made by either party in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, except for changes in the usual and ordinary course of business that, individually or in the aggregate, do not affect materially the financial condition of the party that made the representation or warranty that has changed.  No party may avoid its obligations under this Agreement by asserting that its own representations and warranties are not true and correct in all material respects as of the Closing Date.

3. There shall not exist any temporary restraining order, preliminary or permanent injunction, final judgment, law or regulation prohibiting the consummation of this Agreement or transactions contemplated by any retrocession agreement with a Controlled Affiliate (as contemplated in Section 12.04(c)) or, to the knowledge of either Party, any pending litigation by any governmental authority or private party prohibiting or seeking to prohibit the consummation of this Agreement or such transactions.

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4. The delivery requirements set forth in subsections (c) and (d) below are satisfied.

5.  Based on the updated Schedule A contemplated by subsection (c)(3) below, the parties shall have agreed to the amount to be transferred pursuant to Section 6.06 (including as applicable any good faith estimates needed in the event that the Closing Date does not occur on the last day of a month).

c. Deliveries of the Ceding Company

1. A certificate executed by the President and Chief Financial Officer of the Ceding Company that to the best of their knowledge and belief as of the Closing Date the condition set forth in subsection (b)(2) above with respect to the Ceding Company is satisfied and there has been no material adverse change in the financial condition of the Ceding Company since the date of the execution hereof.

2. Copies of corporate resolutions authorizing the execution, delivery, and performance of this Agreement by the Ceding Company, certified by the Secretary of the Ceding Company.

d.

Deliveries of the Reinsurer

1.

A certificate executed by two officers of the Reinsurer that to the best of their knowledge and belief as of the Closing Date the condition set forth in subsection (b)(2) above with respect to the Reinsurer is satisfied and there has been no material adverse change in the financial condition of the Reinsurer since the of the execution date hereof.

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2.

Copies of corporate resolutions authorizing the execution, delivery, and performance of this Agreement by the Reinsurer, certified by the Secretary of the Reinsurer.

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ARTICLE VII

BENEFIT PAYMENTS

7.01

Notice.  Upon the request of the Reinsurer, the Ceding Company will provide the Reinsurer all necessary and required reinsurance claim forms, copies of notifications and proofs as soon as possible after receipt by the Ceding Company of request for annuity benefits or surrender of a Policy.

7.02    Liability and Payment.  Unless and until such time as a Policy becomes an Assumed Policy, the Reinsurer will accept the decision of the Ceding Company made in accordance with the terms hereof on payment of annuity benefits on a Policy and from and after the Effective Date the Reinsurer will pay to the Ceding Company monthly the reinsurance benefit on the Policies.  Such reinsurance benefit is the Quota Share Percentage of the total death, surrender, annuity or other policy benefits paid in accordance with the terms of the Policies as specified on the Effective Date by the Ceding Company to any beneficiary or certificate owner, net of other reinsurance, during such month.  Should the Ceding Company be in conservatorship or receivership at the time such claim for annuity benefits is made on a Policy that is not an Assumed Policy by any beneficiary or certificate owner under the terms of his/her policy, the Reinsurer shall pay the Quota Share Percentage of the gross claim against the Ceding Company's estate or the Reinsurer may interpose a defense on behalf of the Ceding Company as provided in Article X.

7.03   Contested Claims.  The Ceding Company will advise the Reinsurer of its intention to contest, compromise, or litigate any claim for annuity benefits involving a Policy.  The Reinsurer will pay its share of the additional expenses of the contest in addition to its share of such annuity benefits, or it may choose not to participate.  If the Reinsurer chooses not to participate, it will discharge its liability by payment to the Ceding Company of the full amount of its liability on the Policy.

7.04

Determination of Interest Credited Rate.  The Reinsurer acknowledges that the Ceding Company has the sole right to establish credited rates for Policies that are not Assumed Policies

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so long as this Agreement is in place.  The Ceding Company acknowledges that, upon assumption, if any, of a Policy,the Reinsurer shall have the sole right to establish credited rates for such Assumed Policy.  Notwithstanding the previous two sentences, in the event the Ceding Company intends to change its credited rates on any of the Policies that are not Assumed Policies during the term of this Agreement, it shall not do so without the agreement of the Reinsurer.

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ARTICLE VIII

ACCOUNTING AND SETTLEMENT

8.01

Agreement Accounting Period.  The accounting period for this Agreement shall be on a calendar month basis unless otherwise specified herein.

8.02

Monthly Reports.  Until the Reinsurer assumes administrative responsibilities for the Policies pursuant to section 6.05(b), within fifteen (15) business days after the end of each calendar month the Ceding Company will submit to the Reinsurer a monthly accounting report which shall contain the amount of premiums, commissions, annuitizations, administration expense allowances, benefits, Reserves, and any and all claim reserves as calculated in accordance with NAIC Convention Blank Exhibit 5, number of Policies, and account values in force for such calendar month.

8.03

Monthly Cash Settlements.  Within fifteen (15) business days after the end of each calendar month commencing with the calendar month in which the Effective Date occurs (adjusted as appropriate for any partial months):

a.

The Ceding Company shall pay to the Reinsurer the amount of premiums as provided in Section 6.01 and the amount of return commissions and commission adjustments as provided in Section 6.02,; and

b.

The Reinsurer shall pay to the Company:

i.

the net paid reinsurance benefits, as provided in Section 7.02;

ii.

the commissions as provided in Section 6.02;

iii.

if applicable, the administration fees as provided in Section 6.05(a);and

iv.

the amount of premium taxes and guaranty fund assessments as provided in           Section 6.03.

8.04

Amounts Due Monthly.  Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Ceding Company or the Reinsurer under this Agreement on a monthly basis shall be determined on a net basis as of the last day of each

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calendar month and shall be calculated as of such date and settled as provided herein.  If the amounts, as defined in Section 8.03 above, cannot be determined at such dates as specified herein, on an exact basis, such payments will be paid in accordance with a mutually agreeable formula which will approximate the actual payments.

8.05

Delayed Payments.

a.

For purposes of Section 8.04 above, if there is a delayed settlement of a payment due, there will be an interest penalty assessed, in an amount calculated as:

i.

the amount of the payment which is delinquent,

ii.

multiplied by ten percent (10%),

iii.

multiplied by the number of days such amount has been delinquent, regardless of holidays or weekends, and

iv.

divided by the whole number 365.

b.

For purposes of this paragraph, a payment shall be considered delayed or delinquent if it is not received on or before the fifteenth (15th) business day after the end of the calendar month.

c.

For purposes of this Agreement, the number of days a payment is delinquent shall commence on the day following the date such payment is deemed overdue, as described above, and shall end on the date such payment is mailed.

8.06

Offset of Payments.  All monies due either the Ceding Company or the Reinsurer under this Agreement shall be offset against each other, dollar for dollar, regardless of any insolvency of either party.

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ARTICLE IX

ARBITRATION

9.01

Issue Resolution.  The parties agree to the following process for resolving any disputes relating to this Agreement, including but not limited to any disputes related to the formation or validity of this Agreement or the payment of claims under this Agreement.

a.

Within fifteen (15) days after the Reinsurer or the Ceding Company provides to the other party written notice of its intent to activate the terms of this Article to resolve an issue specifically described in the notice, each party will designate a representative to attempt to resolve the issue.

b.

The designated representatives shall be a current senior executive of each respective party and shall meet at a mutually-agreeable location as soon as possible and as often as necessary, in order to gather and furnish the other party with all appropriate and relevant information concerning the issue.  The designated representatives will discuss the problem and will negotiate in utmost good faith.

c.

During the negotiation process, all reasonable requests made by one designated representative to the other for information will be honored.

d.

The designated representatives will decide the specific format for such discussions.

e.

If the designated representatives cannot resolve the dispute within thirty (30) days of their first meeting, the dispute will be submitted to arbitration in accordance with the provisions of this Article IX, unless the parties agree in writing to extend the negotiation period.

f.

Any resolution of the issue negotiated by the designated representatives shall be formalized in a writing signed by officers of each company.

9.02

Arbitration.  The parties agree to act in all things with the highest good faith.  However, in the event the parties cannot mutually resolve a dispute or claim which arises out of, or in connection with this Agreement, under the Issue Resolution provisions described in section 9.01, the parties agree that the dispute or claim shall be submitted to binding arbitration, regardless of

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the insolvency (as defined in section 10.01) of either party, unless the conservator, receiver, liquidator, or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.  Any arbitration shall be based upon the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes dated April 2004 (the “Procedures”), and as supplemented or limited by this Article IX.  In the event of any conflict between the Procedures and this Article, this Article, and not the Procedures, will control.

9.03

Notice.  Either party may initiate arbitration by providing written notification to the other party.  Such written notice shall contain a brief statement of the issue(s), the failure on behalf of the parties to reach amicable agreement and the date of demand for arbitration.  The party to which the notice is sent will respond to the notification in writing, within ten (10) days of its receipt.  Any notice provided by either party under this provision shall be given as provided in Section 12.14.

9.04

Panel.  The arbitration panel (the “Panel”) shall consist of three disinterested arbitrators, one to be appointed by the Ceding Company, one to be appointed by the Reinsurer and the third to be appointed by the two party-appointed arbitrators.  The third arbitrator shall serve as the umpire, who shall be neutral.  The arbitrators and umpire shall be persons who are current or former officers or executives of an insurer or reinsurer, other than the parties to this Agreement or their affiliates or subsidiaries, with more than ten (10) years annuity insurance or annuity reinsurance experience. The arbitrators will regard this Agreement from the standpoint of practical business and equitable principles rather than that of strict law.

9.05

Procedure.

a.

Within thirty (30) days of the commencement of the arbitration proceeding, each party shall provide the other party with the identification of its party-appointed arbitrator, and his or her address (including telephone, fax and e-mail information), a copy of the arbitrator’s curriculum vitae and a completed Procedures Candidate Questionnaire, as provided for in the Procedures.  If either party fails to appoint an arbitrator within that thirty (30) day period, the non-defaulting party will appoint an

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arbitrator to act as the party-appointed arbitrator for the defaulting party.  The two party-appointed arbitrators shall seek to reach agreement on an umpire as soon as practical but no later than thirty (30) days after the appointment of the second arbitrator.  The party-appointed arbitrators may consult, in confidence, with the party who appointed them concerning the appointment of the umpire.

b.

Where the two party-appointed arbitrators have failed to reach agreement on an umpire within  thirty (30) days, as specified in subparagraph a. of Section 9.05 above, an umpire who meets the requirements for the Panel as set forth above in Section 9.04 and who has completed the Procedures Candidate Questionnaire shall be chosen by the American Arbitration Association.  The expense of the appointment of the umpire shall be borne equally by each party to this Agreement.

c.

The Panel may, in its sole discretion, make orders and directions as it considers to be necessary for the final determination of the matters in dispute. Such orders and directions may be necessary with regard to pleadings, discovery, inspection of documents, examination of witnesses and any other matters relating to the conduct of the arbitration. The Panel will have the widest discretion permissible under the law and practice of the place of arbitration when making such orders or directions.

d.

The Panel will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the life insurance and life reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and should either party fail to comply with the decision of the arbitrators, the other party shall have the right to seek and receive the assistance of any court having jurisdiction of the subject matter to enforce the decision of the arbitrators by  having the arbitrators’ decision reduced to judgment.

9.06

Place of Arbitration.  The arbitration shall take place in New York, New York  and shall commence no later than forty five (45) days after the appointment of the umpire.

9.07

Venue.  Unless prohibited by law, the federal and state courts of the State of New York sitting in the City of New York shall have exclusive jurisdiction over any and all court

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proceedings that either party may initiate to compel arbitration or to enforce or confirm an arbitration award.

9.08

Arbitration Settlement.  The decision of the Panel shall be delivered to the parties no later than twenty (20) days after the close of the arbitration proceedings, and shall be final and binding on the parties.  In no event shall the Panel include in the arbitration award any punitive, exemplary or other form of extra contractual damages.

9.09

Arbitration Costs.  Each party shall bear the expense of its own arbitration, including its arbitrator and outside attorney fees, and jointly and equally bear with the other party the expenses of the umpire. Any remaining costs of the arbitration shall be determined by the Panel, which may take into account the law and practice of the place of arbitration.

9.10

Survival.  This Article shall survive the expiration or termination of this Agreement.

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ARTICLE X

INSOLVENCY

10.01

Insolvency of a Party to this Agreement.  A party to this Agreement will be deemed insolvent when it:

a.

applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets; or

b.

is adjudicated as bankrupt or insolvent; or

c.

files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

d.

becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party’s domicile.

10.02

Insolvency of the Ceding Company.

a.

In the event of the insolvency of the Ceding Company, all reinsurance payments due under this Agreement with respect to Policies that have not been assumed as contemplated by Article IV will be payable directly to the liquidator, rehabilitator, receiver or statutory successor (the “Receiver”) of the Ceding Company without diminution because of the insolvency of the Ceding Company.

b.

In the event of insolvency of the Ceding Company, with respect to Policies that have not been assumed as contemplated by Article IV, the Receiver will give written notice to the Reinsurer of all pending claims for annuity benefits against the Ceding Company on the Policies within a reasonable time after such claim is filed in the insolvency proceeding. While a claim for annuity benefits is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceeding where the claim for annuity benefits is adjudicated, any defense or defenses that it may deem available to the Ceding Company or the Receiver.  The expense incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding

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Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

c.

The Reinsurer will be liable only for the amounts reinsured under this Agreement and for the proportionate share of required Reserves for those amounts reinsured.  The Reinsurer will not be or become liable for any amounts or reserves to be held by the Ceding Company on policies reinsured under this Agreement.

10.03

Insolvency of the Reinsurer.  In the event of the Reinsurer’s insolvency, the Ceding Company, upon giving written notice to the Reinsurer, may recapture all the Policies that are not Assumed Policies.  The parties agree to waive the notification period for a recapture subject to this provision, but the recapture effective date will not be earlier than the date the Reinsurer becomes insolvent as defined in Section 10.01.  In the event the Ceding Company exercises this recapture option, the Reinsurer shall pay to the Ceding Company an amount equal to the Reserves as defined in Section 12.01 with respect to the Policies recaptured.

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ARTICLE XI

TERMINATION

11.01

Termination by Mutual Consent.  This Agreement may be terminated at any time by mutual written consent of the parties.

11.02

Termination by Term.  This Agreement shall automatically and immediately terminate at the date the liability of the Ceding Company on the last Policy covered hereunder terminates, including through assumption as contemplated by Article IV. Any and all amounts that may be owed one party by the other and remain unpaid as of the date of termination shall immediately become due and payable as of the date such last Policy expires or is assumed.  No additional accounting or settlements, other than the customary and usual monthly settlement as defined in Section 8.03, will be made, with the last day of such month defined as the date of termination as contemplated by this Section 11.02.

11.03

Recapture by Company.  In addition to the recapture rights provided for in Sections 3.01, 5.03 and 10.03, the Ceding Company shall have the additional right to recapture the Policies (other than Assumed Policies) only, at such time and in such manner as set forth below for any of the following numerated defaults by the Reinsurer, should the Reinsurer:

a.

have ceased doing business; or

b.

been proven culpable for fraud or embezzlement; or

c.

be found to have failed to comply in all material respects with any applicable federal, state or municipal statute, law, rule, or regulation governing the insurance or reinsurance of the Policies; or

d.

be found in material default of this Agreement; or

e.

if the Risk Based Capital of the Reinsurer or, in lieu thereof, if the Policies have been retroceded to a Controlled Affiliate in accordance with Section 12.04(c) hereof, the Risk Based Capital of such Controlled Affiliate, in each case, as measured by the formula prescribed by the insurance department of the Reinsurer’s

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or such Controlled Affiliate’s state of domicile (as appropriate), is less than two hundred and fifty percent (250%) of the Company Action Level. In the case of the first, second and third quarters of each calendar year, the Risk Based Capital of the appropriate party as of each respective quarter-end shall be estimated by such party in good faith on a basis consistent with the calculation for its Risk Based Capital that would have applied if that party had filed a Risk Based Capital Report with the state of domicile for the quarter end.

The Ceding Company shall give written notice to the Reinsurer that the Reinsurer is in default of one or more of the conditions described above.  With the exception of Section 11.03(e), the Reinsurer shall have fifteen (15) days in which to remedy such default(s).  If at the end of such fifteen (15) days, the Reinsurer shall have failed to secure such remedy as may be required in the sole opinion of the Ceding Company, the Policies shall be immediately eligible for recapture as of the sixteenth (16th) day from the date such notification of default(s) was first sent.  For a default of Section 11.03(e), the Reinsurer shall have fifteen (15) days in which to provide the Ceding Company with a plan (or, as applicable, a plan of the Controlled Affiliate) to remedy such default and an additional forty-five (45) days in which to remedy such default.  If at the end of such sixty (60) days, the Reinsurer (or, as applicable, such Controlled Affiliate) shall have failed to secure such remedy as may be required in the sole opinion of the Ceding Company, the Policies shall be immediately eligible for recapture as of the sixty-first (61st) day from the date such notification of default was first sent; provided, however, that if the reason for the stated default is due to a breach of the condition listed in Section 11.03(e) with respect to the Risk Based Capital level of a Controlled Affiliate, (A) it shall be deemed a remedy of such default if the Reinsurer recaptures the Policies (other than Assumed Policies) and terminates the retrocession with respect thereto so long as either (i) the Reinsurer’s Risk Based Capital is then at least 250% of the Company Action Level or (ii) the Reinsurer retrocedes such Policies to a Controlled Affiliate as described in the Section 12.04(c) and (B) if such default remains unremedied after the period described above and the Reinsurer’s Risk Based Capital is then less than 250% of the Company Action Level, the Reinsurer shall, at the request of the Ceding Company, terminate the existing retrocession and retrocede such Policies to a Controlled Affiliate as described in the Section 12.04(c). The Reinsurer shall provide the Ceding Company

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with Risk Based Capital reports for itself and all relevant Controlled Affiliates for purposes of Section 11.03(e) on a quarterly basis.

11.04

Method of Termination or Recapture.  Should this Agreement be terminated or recaptured for any of the reasons contained in this Article or for Sections 3.01 or 5.03, the Reinsurer agrees to pay to the Ceding Company an amount equal to the Reserves as defined in Section 12.01 with respect to the Policies recaptured. In the case of a termination or recapture, the Ceding Company shall deliver a notice to the custodian under the Security and Collateral Agreement described in Section 6.08, with a copy to the Reinsurer, setting forth the amount due to the Ceding Company as set forth in this Section 11.04.  To the extent the amount in the custody account and paid to the Ceding Company is less than the full amount due to the Ceding Company under this Section 11.04, the Reinsurer shall pay to the Ceding Company the amount of such difference within fifteen (15) days after the Ceding Company provides notice to the Reinsurer that it has received funds from the custodian and an additional amount is due as set forth herein. If such payment is not made at this time, interest at the annual rate of 10% shall be added and be payable to the Ceding Company.  Any funds remaining in the custody account following the payment to the Ceding Company contemplated herein shall be the property of the Reinsurer and the Ceding Company shall cooperate with the Reinsurer to cause the custodian under the Security and Collateral Agency Agreement to pay such amounts over to the Reinsurer.

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ARTICLE XII

GENERAL PROVISIONS

12.01

Reserves.  The term "Reserves", whenever used for the purpose of this Agreement, shall mean the fund value for the Policies.

12.02

Extracontractual Damages.

a.

The Reinsurer shall not have any liability under this Agreement for Extracontractual Damages or Loss Adjustment Expenses.  For purposes of this Agreement, “Extracontractual Damages” means any and all costs, expenses, damages, liabilities or obligations of any kind or nature (including without limitation attorneys fees, consequential and incidental damages, Actual Damages, Punitive and Exemplary Damages, and Statutory Penalties) which are incurred by the Ceding Company and arise out of, result from or relate to any act or omission, whether or not in bad faith, intentional, willful, negligent, reckless, careless or otherwise, of the Ceding Company or its agents, representatives or employees in connection with a Policy, and which are not contractually covered by the express terms and conditions of such Policy; “Loss Adjustment Expenses” means all payments to individuals and entities other than employees, of fees and expenses associated with investigation, litigation (including without limitation reasonable attorney's fees) and settlement of claims, as distinguished from the amount of a claimant's recovery from the Ceding Company under such claimant's Policy; “Punitive and Exemplary Damages” means those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute.; “Actual Damages” means those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute; “Statutory Penalties” are those amounts awarded as a penalty, but are fixed in amount by statute.

b.

The Reinsurer will pay its share of any settlement reached in connection with a claim for benefits so long as such settlement amount is within the contractual benefits of the Policy.

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c.

The Ceding Company agrees to defend and hold harmless the Reinsurer from and against any and all Extracontractual Damages and/or Loss Adjustment Expenses whatsoever incurred by the Reinsurer arising out of, relating to or in connection with this Agreement.  This paragraph shall survive termination of this Agreement or the assumption of any Policy.

12.03

Misunderstandings and Oversights.   Unintentional or inadvertent errors, omissions, oversights, delays or misunderstandings (collectively “Error”) in the administration of this Agreement of any nature made by either party shall neither increase nor reduce the liability of either party from what that liability would have been had no such Error taken place.  Upon discovery, the party committing an Error shall correct such Error retroactively to the time such Error occurred, and advise the other party thereof as soon as possible.  If it is not possible to restore each party to the position it would have occupied but for the Error, the parties will endeavor in good faith to promptly resolve the situation in a manner that most closely approximates the intent of the parties as evidenced by this Agreement.  Any resolution made to correct such an Error will not set a precedent for a similar subsequent Error.  The provisions of this Article shall not relieve either party of its obligation to perform within the time standards described in this Agreement or as otherwise mutually agreed.

12.04

Facility of Reinsurance.

a.

The Ceding Company shall not enter into any other reinsurance agreements that would cover the Policies, without the express written approval of the Reinsurer.  The Reinsurer will not unreasonably withhold its approval as contemplated within this paragraph.

b.

The Reinsurer agrees that, except to a Controlled Affiliate as described in c.  below, no retrocessions of the Policies shall be made by the Reinsurer to any third party without the express written consent of the Ceding Company.  Furthermore, the Reinsurer shall fully disclose any and all terms of any such proposed retrocession to the Ceding Company and the Ceding Company reserves the right to review, alter, change and approve any and all such terms as may be contained therein.

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c.

The Reinsurer may, at any time, with prior written notice to the Ceding Company and subject to applicable notice and other regulatory requirements, retrocede, on a funds-withheld basis, any or all of the Policies that are not Assumed Policies to an insurance company under common control with and affiliated with the Reinsurer (“Controlled Affiliate”), so long as at the time of such retrocession such Controlled Affiliate has Risk-Based Capital (as measured as set forth in Section 11.03(e)) of at least 250% of the Company Action Level.

d.

Nothing herein shall limit the right of the Reinsurer to retrocede any Assumed Policies.

12.05

Policy Administration.  The Ceding Company shall administer the Policies (including determining and paying amounts thereunder and making amendments thereto) and shall perform all accounting for such Policies (including Assumed Policies, if any) until the time specified in Section 6.05(b), at which point the Reinsurer shall provide all administration and accounting for the Policies (as well as all Assumed Policies, if any).  In administering the Policies, both the Ceding Company and the Reinsurer shall act in good faith and in a professional and timely manner and, except as specifically set forth herein, without regard to the fact that such Policies are subject to the reinsurance hereunder.  Without limiting the foregoing, both the Ceding Company and the Reinsurer shall use at least the same degree of care and the same standards as the Ceding Company or the Reinsurer, as applicable, uses with respect to its similar business not reinsured under this Agreement.

12.06

Policy Changes.  Should the Ceding Company make any material changes after the Effective Date of this Agreement in the provisions and conditions of any Policy in accordance with the terms of this Agreement, the Ceding Company shall, within a reasonable time, inform the Reinsurer of such change and there shall then be a corresponding change in the related reinsurance and appropriate cash adjustments shall be made consistent with the changed rules of the Ceding Company.

12.07

Audit.  The Ceding Company or the Reinsurer, their respective employees or authorized representatives may audit, inspect and examine, during regular business hours, at the

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home office of the Ceding Company or the Reinsurer, provided that five (5) business days advance written notice has been given to the other party, any and all books, records, statements, correspondence, reports, custody accounts and their related documents or other documents that relate to the Policies.  The audited party agrees to provide a reasonable work space for such audit, inspection or examination and to cooperate fully and to faithfully disclose the existence of and produce any and all necessary and reasonable materials requested by such auditors, investigators, or examiners.  The expense of the respective party's employee(s) or authorized representative(s) engaged in such activities shall be borne solely by such party.

12.08

Venue.  Venue for any action, suit or other proceeding hereunder shall be exclusively in New York, NY.  The parties agree to waive any other venue.

12.09

Nonwaiver.  No forbearance on the part of either party to insist upon compliance by the other party with the terms of this Agreement shall be construed as, or constitute a waiver of, any of the terms of this Agreement.

12.10

Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12.11

Schedules and Paragraph Headings.  Schedules attached hereto are made a part of this Agreement.  Paragraph headings are provided for reference purposes only and are not made a part of this Agreement.

12.12

Financial Reports.  The Ceding Company and the Reinsurer each agree to furnish the other with their respective NAIC Convention Blank Statements, as required by their respective state laws, within fifteen (15) business days after such reports are due to be filed with such respective states. In addition, the parties agree to provide each other with any reasonable requests for information needed to prepare their respective financial statements or regulatory filings.  Such information will not be unreasonably withheld.

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12.13

Survival.  Articles IX, XII, XIV and XV shall survive the termination or expiration of this Agreement.

12.14

Notices.  All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if (i) delivered personally, (ii) five days after being mailed, by certified mail, return receipt requested, first class postage, prepaid or (iii) one business day after being sent by a nationally recognized courier service (e.g., Federal Express), to the addresses and to the attention of the parties described in Schedule B attached hereto or to such other address or parties as provided in a notice given hereunder.

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ARTICLE XIII

REPRESENTATIONS AND WARRANTIES OF REINSURER

13.01  Organization and Standing of Reinsurer.  Reinsurer is an insurance company duly organized and validly existing under the laws of the State of New York.

13.02  Authorization.  Reinsurer has all requisite power and authority to enter into this Agreement, and to perform its obligations hereunder.  The execution and delivery by Reinsurer of this Agreement and the performance by Reinsurer of its obligations hereunder have been duly authorized and are valid and binding obligations of Reinsurer, enforceable against it in accordance with its terms.

13.03  No Conflict or Violation.  The execution, delivery and performance of this Agreement by Reinsurer will not (i) violate any provision of the Articles of Incorporation, By-laws or other charter or organizational document of Reinsurer; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Reinsurer is a party which would materially affect this Agreement, including the ability of Reinsurer to pay all amounts due hereunder; (iii) violate any order, judgment or decree applicable to Reinsurer; or (iv) violate any statute, law or regulation of any jurisdiction applicable to Reinsurer.

13.04  Litigation Against Reinsurer.  There are no actions, suits, or proceedings pending or, to the knowledge of Reinsurer, threatened against Reinsurer at law or in equity, in, before, or by any person, that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or the transactions contemplated hereby.

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ARTICLE XIV

REPRESENTATIONS AND WARRANTIES OF CEDING COMPANY

14.01  Organization and Standing of Ceding Company.  Ceding Company is an insurance company duly organized and validly existing under the laws of the State of New York.

14.02   Authorization.  Ceding Company has all requisite power and authority to enter into this Agreement, and to perform its obligations hereunder.  The execution and delivery by Ceding Company of this Agreement and the performance by Ceding Company of its obligations hereunder have been duly authorized and are valid and binding obligations of Ceding Company, enforceable against it in accordance with its terms.

14.03  No Conflict or Violation.  The execution, delivery and performance of this Agreement will not (i) violate any provision of the Articles of Incorporation, By-laws or other charter or organizational document of Ceding Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under any contract or other agreement to which Ceding Company is a party which would materially affect this Agreement, including the ability of Ceding Company to cede the liabilities described hereunder; (iii) violate any order, judgment or decree applicable to Ceding Company; or (iv) violate any statute, law or regulation of any jurisdictions applicable to Ceding Company. All notices to and approvals by the New York State Department of Financial Services required in connection with the execution, delivery and performance of this Agreement have been given or received, as applicable.

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14.04  Litigation Against Ceding Company.  There are no actions, suits or proceedings pending or, to the knowledge of Ceding Company, threatened against Ceding Company at law or in equity, in, before, or by any person that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or the transactions contemplated hereby.

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 ARTICLE XV

CONFIDENTIALITY

15.01  Confidentiality.  The Parties will comply with all applicable state and federal privacy laws and requirements.  In addition, the Parties will keep the business, policy and other records of the other Party, as well as all the other Party’s trade secrets and other confidential information, provided to it in connection with this Agreement confidential and shall not disclose or reveal such information to anyone (other than its employees, representatives and agents and those of its affiliates), and the Parties will not use for any purpose whatsoever, other than performing their responsibilities under this Agreement, any such information, unless such Parties are legally required to disclose or reveal such information, provided that in that event such information shall be disclosed only to the extent required to satisfy such legal requirement and only after giving five (5) business days prior notice (to the extent practicable) to the other Party of such required disclosure.

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ARTICLE XVI

EXECUTION AND EFFECTIVE DATE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date indicated below, with an Effective Date as set forth herein.

By:
Title:
Date:

Standard Security Life Insurance Company of New York (Ceding Company)

By:
Title:
Date:

ATTEST

By:
Title:
Date:

By:
Title:
Date:

First Security Benefit Life Insurance and Annuity Company of New York (Reinsurer)

ATTEST

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SCHEDULE A

POLICIES AND RISKS REINSURED

Under this Agreement, the Reinsurer reinsures the Quota Share Percentage of the Policies described below:

See attached.

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SCHEDULE B

NOTICES

IF TO THE CEDING COMPANY:

Standard Security Life Insurance Company of New York

c/o The IHC Group

485 Madison Avenue, 14th Floor

New York, NY 10022

Attention:  General Counsel

IF TO THE REINSURER:

First Security Benefit Life Insurance and Annuity Company of New York

800 Westchester Avenue

Rye Brook, NY 10573

Attention: General Counsel

With A Copy To:

Security Benefit Corporation

One Security Benefit Place

Topeka, Kansas 66636

Attention:  General Counsel

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EXHIBIT A

FORM OF SECURITY AND COLLATERAL AGENCY AGREEMENT

See attached.